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                                                                Exhibit 23.1




Linens 'n Things, Inc.
6 Brighton Road
Clifton, New Jersey  07015

The Board of Directors
Linens 'n Things, Inc.:

Re: Registration Statement No. 333-27239

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial and Operating Data" and "Experts" in the Registration Statement.


                                            /s/ KPMG PEAT MARWICK LLP


New York, New York
May 29, 1997